Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CACI International Inc of our report dated August 7, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in CACI International Inc's Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
October 17, 2025
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